Exhibit 13.2

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CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED BY SECTION 906 OF THE SARBANES – OXLEY ACT OF 2002

I, David John Grigson, Finance Director of Reuters Group PLC (the “Company”) hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes – Oxley Act of 2002, that to my knowledge:

     a) The Company’s Annual Report on Form 20-F for the year ended December 31, 2003 (the “Form 20-F”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     b) The information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: 23 March 2004	By /s/	David J Grigson

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David J Grigson Finance Director